Exhibit 99.1

FOR IMMEDIATE RELEASE	OCTOBER 26, 2011

Investor Relations Contact:	Media Relations Contact:
Sujal Shah	Greg Thomas
610-712-5471	408-433-4236
sujal.shah@lsi.com	greg.thomas@lsi.com

cc11-51/C1126

LSI Reports Third Quarter 2011 Results

Revenues Up 9% Quarter over Quarter, 21% Year over Year

MILPITAS, Calif., October 26, 2011 – LSI Corporation (NYSE: LSI) today reported results for its third quarter ended October 2, 2011.

On May 6, 2011, LSI completed the sale of its external storage systems business to NetApp. The financial results of the external storage systems business have been classified as discontinued operations in LSI’s financial statements. Our ongoing business is referred to as “continuing operations.”

Third Quarter 2011 News Release Summary

•	Third quarter 2011 revenues from continuing operations of $547 million

•	Third quarter 2011 GAAP* income from continuing operations of 5 cents per diluted share

•	Third quarter 2011 non-GAAP** income from continuing operations of 14 cents per diluted share

•	Third quarter operating cash flows of $45 million

Fourth Quarter 2011 Business Outlook

Note: The business outlook reflects supply chain impacts and uncertainties due to recent flooding in Thailand.

•	Projected revenues from continuing operations of $500 million to $550 million

•	GAAP* (loss)/income from continuing operations in the range of ($0.04) to $0.08 per share

•	Non-GAAP** income from continuing operations in the range of $0.06 to $0.14 per share

*	Generally Accepted Accounting Principles.
**	Excludes goodwill and other intangible asset impairment, stock-based compensation, amortization of acquisition-related intangibles, purchase accounting effect on inventory, restructuring of operations and other items, net, and gain/loss on sale/write-down of investments. It also excludes the income tax effect associated with the above-mentioned items. It also excludes, in the case of non-GAAP net income, gain from the sale of the external storage systems business.

“Despite macro uncertainties, LSI delivered a strong quarter and is positioned to outgrow the markets we serve in both the near and longer term, based on our share gains and new product cycles across our businesses,” said Abhi Talwalkar, LSI president and CEO. “Further extending LSI’s growth opportunities, the acquisition of SandForce, announced earlier today, will move us into a leadership position in the rapidly growing market for flash-based solutions.”

Third quarter 2011 revenues from continuing operations were $547 million, in line with guidance, compared to $453 million generated from continuing operations in the third quarter of 2010, and compared to $501 million generated from continuing operations in the second quarter of 2011.

Third quarter 2011 GAAP* income from continuing operations was $32 million or 5 cents per diluted share, compared to third quarter 2010 GAAP income from continuing operations of $13 million or 2 cents per diluted share. Second quarter 2011 GAAP income from continuing operations was $28 million or 5 cents per diluted share. Third quarter 2011 GAAP income from continuing operations included a net charge of $51 million from special items, consisting primarily of approximately $29 million of amortization of acquisition-related items, $12 million of stock-based compensation expense and $11 million of net restructuring and other items.

Third quarter 2011 GAAP net income was $29 million or 5 cents per diluted share, compared to third quarter 2010 GAAP net income of $23 million or 4 cents per diluted share. Second quarter 2011 GAAP net income was $294 million or 48 cents per diluted share. Second quarter 2011 GAAP net income included a gain of $260 million or 43 cents per diluted share related to the sale of the external storage systems business.

Third quarter 2011 non-GAAP** income from continuing operations was $83 million or 14 cents per diluted share, compared to third quarter 2010 non-GAAP income from continuing operations of $63 million or 10 cents per diluted share. Second quarter 2011 non-GAAP income from continuing operations was $60 million or 10 cents per diluted share.

Third quarter 2011 non-GAAP net income was $83 million or 14 cents per diluted share, compared to third quarter 2010 non-GAAP net income of $79 million or 13 cents per diluted share. Second quarter 2011 non-GAAP net income was $79 million or 13 cents per diluted share.

Cash and short-term investments totaled approximately $879 million at quarter end. The company completed third-quarter purchases of approximately 11 million shares of its common stock for approximately $75 million. On a year-to-date basis, the company has purchased approximately 68 million shares of its common stock for approximately $472 million under its $750 million share repurchase program.

Bryon Look, LSI CFO and chief administrative officer, said, “Execution this quarter remained strong with revenues growing 9 percent sequentially. Year over year, our revenues increased 21 percent and non-GAAP operating income was up 38 percent. Looking forward, we have included the expected business impacts associated with Thailand supply chain disruptions in our Q4 guidance.”

LSI 4Q2011 Business Outlook for Continuing Operations

	GAAP*	Special Items	Non-GAAP**
Revenue	$500 million to $550 million		$500 million to $550 million
Gross Margin	45% – 49%	$15 million to $25 million	50% – 52%
Operating Expenses	$218 million to $238 million	$20 million to $30 million	$198 million to $208 million
Net Other Income	$5 million		$5 million
Tax	Approximately $13 million		Approximately $13 million
(Loss)/Income From Continuing Operations Per Share	($0.04) to $0.08	($0.06) to ($0.10)	$0.06 to $0.14
Diluted Share Count	580 million		580 million

Capital spending is projected to be around $12 million in the fourth quarter and approximately $44 million in total for 2011.

Depreciation and software amortization is projected to be around $16 million in the fourth quarter and approximately $72 million in total for 2011.

LSI Conference Call Information

LSI will hold a conference call today at 2 p.m. PDT to discuss third quarter financial results and the fourth quarter 2011 business outlook. Internet users can access the conference call at http://www.lsi.com/webcast. Subsequent to the conference call, a replay will be available at the same web address.

Forward-Looking Statements: This news release contains forward-looking statements that are based on the current opinions and estimates of management. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: our ability to obtain all necessary regulatory approvals for the acquisition, the successful consummation of the acquisition; our ability to successfully integrate and manage the SandForce business and retain its key employees; our ability to achieve anticipated synergies and to develop integrated new products following our acquisition of SandForce; our ability to eliminate costs related to the external storage systems business that we sold to NetApp; our ability to repurchase our common stock at prices we believe to be advantageous; the impact of the recent flooding in Thailand; our reliance on major customers and suppliers; our ability to keep up with rapid technological change; our ability to compete successfully in competitive markets; fluctuations in the timing and volumes of customer demand; the unavailability of appropriate levels of manufacturing capacity; and general industry and macro-economic conditions. For additional information, see the documents filed by LSI with the Securities and Exchange Commission, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K and 10-Q. LSI disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

About LSI

LSI Corporation (NYSE: LSI) designs semiconductors and software that accelerate storage and networking in datacenters and mobile networks. Our technology is the intelligence critical to enhanced application performance. The company applies its technology in solutions created in collaboration with our partners. More information is available at www.lsi.com.

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Editor’s Notes:

1.	All LSI news releases (financial, acquisitions, manufacturing, products, technology, etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsi.com.

2.	LSI and the LSI & Design logo are trademarks or registered trademarks of LSI Corporation.

3.	All other brand or product names may be trademarks or registered trademarks of their respective companies.

LSI CORPORATION

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	October 2, 2011	July 3, 2011	December 31, 2010
Assets
Current assets:
Cash and short-term investments	$878.9	$906.5	$676.6
Accounts receivable, net	248.4	234.1	326.6
Inventories	210.4	193.8	186.8
Prepaid expenses, assets held for sale and other current assets	91.4	92.4	73.8

Total current assets	1,429.1	1,426.8	1,263.8
Property and equipment, net	176.7	178.5	223.2
Goodwill and identified intangible assets, net	534.8	563.4	749.8
Other assets	132.5	147.2	188.1

Total assets	$2,273.1	$2,315.9	$2,424.9

Liabilities and Stockholders’ Equity
Current liabilities	$464.4	$447.7	$484.6
Pension, tax and other liabilities	533.7	567.5	622.8

Total liabilities	998.1	1,015.2	1,107.4

Stockholders’ equity:
Common stock and additional paid-in capital	5,629.6	5,678.4	6,004.3
Accumulated deficit	(4,035.2)	(4,064.5)	(4,368.5)
Accumulated other comprehensive loss	(319.4)	(313.2)	(318.3)

Total stockholders’ equity	1,275.0	1,300.7	1,317.5

Total liabilities and stockholders’ equity	$2,273.1	$2,315.9	$2,424.9

LSI CORPORATION

Consolidated Statements of Operations (GAAP)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	October 2, 2011	July 3, 2011	October 3, 2010	October 2, 2011	October 3, 2010
Revenues	$546,910	$500,644	$452,878	$1,520,818	$1,398,997
Cost of revenues	261,399	240,692	204,001	727,550	649,487
Amortization of acquisition-related intangibles	20,206	20,281	28,835	62,305	86,505
Stock-based compensation expense	1,460	2,051	1,822	5,324	5,223

Total cost of revenues	283,065	263,024	234,658	795,179	741,215

Gross profit	263,845	237,620	218,220	725,639	657,782

Research and development	137,937	139,220	134,470	413,281	403,433
Stock-based compensation expense	5,410	6,653	6,047	18,286	18,817

Total research and development	143,347	145,873	140,517	431,567	422,250

Selling, general and administrative	64,672	58,526	54,122	178,115	164,615
Amortization of acquisition-related intangibles	8,319	8,319	8,948	24,957	26,844
Stock-based compensation expense	4,883	4,948	6,135	15,462	18,261

Total selling, general and administrative	77,874	71,793	69,205	218,534	209,720

Restructuring of operations and other items, net	10,784	(10,904)	3,538	2,686	10,244

Income from operations	31,840	30,858	4,960	72,852	15,568
Interest expense	—	—	—	—	(5,601)
Interest income and other, net	7,610	6,450	10,315	18,348	6,147

Income from continuing operation before income taxes	39,450	37,308	15,275	91,200	16,114
Provision for/(benefit from) income taxes	7,800	8,900	2,456	12,596	(13,735)

Income from continuing operations	31,650	28,408	12,819	78,604	29,849
(Loss)/income from discontinued operations, net of tax	(2,311)	265,376	10,602	254,673	23,524

Net income	$29,339	$293,784	$23,421	$333,277	$53,373

Basic income per share:
Income from continuing operations	$0.05	$0.05	$0.02	$0.13	$0.04

(Loss)/income from discontinued operations	$(0.00)	$0.44	$0.02	$0.43	$0.04

Net income	$0.05	$0.49	$0.04	$0.56	$0.08

Diluted income per share:
Income from continuing operations	$0.05	$0.05	$0.02	$0.13	$0.04

(Loss)/income from discontinued operations	$(0.00)	$0.43	$0.02	$0.42	$0.04

Net income	$0.05	$0.48	$0.04	$0.55	$0.08

Shares used in computing per share amounts:
Basic	567,790	594,957	629,852	592,898	646,167

Diluted	581,483	611,093	633,731	608,743	653,685

A reconciliation of certain GAAP measures to non-GAAP measures is included below.

	Three Months Ended			Nine Months Ended
Reconciliation of GAAP net income to non-GAAP net income:	October 2, 2011	July 3, 2011	October 3, 2010	October 2, 2011	October 3, 2010
GAAP income from continuing operations	$31,650	$28,408	$12,819	$78,604	$29,849

Special items:
a) Stock-based compensation expense – cost of revenues	1,460	2,051	1,822	5,324	5,223
b) Stock-based compensation expense – R&D	5,410	6,653	6,047	18,286	18,817
c) Stock-based compensation expense – SG&A	4,883	4,948	6,135	15,462	18,261
d) Amortization of acquisition-related intangibles – cost of revenues	20,206	20,281	28,835	62,305	86,505
e) Amortization of acquisition-related intangibles – SG&A	8,319	8,319	8,948	24,957	26,844
f) Restructuring of operations and other items, net	10,784	(10,904)	3,538	2,686	10,244
g) (Gain) on sale/write-down of investments, net	—	—	(4,821)	—	6,779

Total special items from continuing operations	51,062	31,348	50,504	129,020	172,673

Non-GAAP income from continuing operations	$82,712	$59,756	$63,323	$207,624	$202,522

Non-GAAP income from continuing operations per share:
Basic	$0.15	$0.10	$0.10	$0.35	$0.31

Diluted	$0.14	$0.10	$0.10	$0.34	$0.31

GAAP net income	$29,339	$293,784	$23,421	$333,277	$53,373

Special items:
a) Total special items from continuing operations	51,062	31,348	50,504	129,020	172,673
b) Stock-based compensation expense – discontinued operations	(385)	(526)	2,954	(592)	9,583
c) Amortization of acquisition-related intangibles – discontinued operations	—	—	2,453	886	7,359
d) Restructuring of operations – discontinued operations	3,040	14,079	155	40,930	136
e) Gain on sale of business	—	(260,066)	—	(260,066)	—

Non-GAAP net income	$83,056	$78,619	$79,487	$243,455	$243,124

Non-GAAP net income per share:
Basic	$0.15	$0.13	$0.13	$0.41	$0.38

Diluted	$0.14	$0.13	$0.13	$0.40	$0.37

Shares used in computing non-GAAP per share amounts:
Basic	567,790	594,957	629,852	592,898	646,167

Diluted	581,483	611,093	633,731	608,743	653,685

Reconciliation of GAAP income from operations to non-GAAP income from operations:
Income from operations - GAAP	$31,840	$30,858	$4,960	$72,852	$15,568

Special items:
a) Stock-based compensation expense	11,753	13,652	14,004	39,072	42,301
b) Amortization of acquisition-related intangibles	28,525	28,600	37,783	87,262	113,349
c) Restructuring of operations and other items, net	10,784	(10,904)	3,538	2,686	10,244

Income from operations - Non-GAAP	$82,902	$62,206	$60,285	$201,872	$181,462

LSI CORPORATION

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	October 2, 2011	July 3, 2011	October 3, 2010	October 2, 2011	October 3, 2010
Operating activities:
Net income	$29,339	$293,784	$23,421	$333,277	$53,373
Adjustments:
Depreciation and amortization *	43,533	46,303	67,450	145,843	200,718
Stock-based compensation expense	11,368	13,126	16,958	38,480	51,884
Non-cash restructuring of operations and other items, net	9,571	10,140	—	30,535	(41)
(Gain) on sale/write-down of investments, net	—	—	(4,821)	—	6,779
Gain on sale of business	—	(260,066)	—	(260,066)	—
(Gain)/loss on sale of property and equipment	(35)	(269)	(115)	(543)	153
Unrealized foreign exchange (gain)/loss	(2,381)	1,202	5,384	200	6,374
Deferred taxes	822	(19,723)	(149)	(18,944)	34
Changes in assets and liabilities:
Accounts receivable, net	(14,262)	52,006	(6,793)	78,215	25,094
Inventories	(17,063)	(30,489)	(28,538)	(60,203)	(50,785)
Prepaid expenses, assets held for sale and other assets	735	(9,925)	7,555	(10,256)	13,898
Accounts payable	(10,990)	(14,983)	(9,131)	(1,700)	(23,541)
Accrued and other liabilities	(5,601)	(42,812)	10,919	(83,479)	(28,405)

Net cash provided by operating activities	45,036	38,294	82,140	191,359	255,535

Investing activities:
Purchases of debt securities available-for-sale	(14,552)	(8,601)	(23,029)	(38,683)	(24,218)
Proceeds from maturities and sales of debt securities available-for-sale	8,543	10,487	14,684	31,988	36,209
Purchases of other investments	—	(4,000)	—	(4,000)	(316)
Proceeds from sales of other investments	—	—	9,795	—	9,795
Purchases of property and equipment	(9,643)	(15,656)	(18,889)	(46,841)	(67,262)
Proceeds from sale of property and equipment	43	586	360	939	559
Proceeds from sale of business, net of transaction costs	—	475,150	—	475,150	—

Net cash (used in)/provided by investing activities	(15,609)	457,966	(17,079)	418,553	(45,233)

Financing activities:
Redemption of convertible subordinated notes	—	—	—	—	(349,999)
Issuance of common stock	15,129	33,612	469	66,060	22,057
Purchase of common stock under repurchase programs	(74,995)	(300,001)	(137,011)	(471,787)	(217,743)

Net cash used in financing activities	(59,866)	(266,389)	(136,542)	(405,727)	(545,685)

Effect of exchange rate changes on cash and cash equivalents	147	(957)	(915)	(821)	(3,927)

Net change in cash and cash equivalents	(30,292)	228,914	(72,396)	203,364	(339,310)
Cash and cash equivalents at beginning of period	755,442	526,528	511,377	521,786	778,291

Cash and cash equivalents at end of period	$725,150	$755,442	$438,981	$725,150	$438,981

*	Depreciation of fixed assets and amortization of intangible assets, software, and premiums on short-term investments.